As filed with the Securities and Exchange Commission on July 24, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

IVANHOE MINES LTD.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Suite 654, 999 Canada Place Vancouver, British Columbia, Canada V6C 3E1 (Address of principal executive offices)	V6C 3E1 (Zip code)

Employees’ and Directors’ Equity Incentive Plan

(Full title of the plan)

____________________

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

(212) 894-8700

(Telephone number, including area code, of agent for service)

____________________

Copies to:

Beverly A. Bartlett Ivanhoe Mines Ltd. Suite 654, 999 Canada Place Vancouver, British Columbia Canada V6C 3E1	Paul L. Goldman Goodmans LLP 355 Burrard Street, Suite 1900 Vancouver, British Columbia Canada V6C 2G8	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)(4)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Shares, no par value	5,401,403 shares	$7.66	$41,374,747	$2,308.71

(1)

This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents additional common shares reserved for issuance under the Employees’ and Directors’ Equity Incentive Plan (the “Plan”).
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act, and based on the average of the high and low prices of the common shares as reported on the New York Stock Exchange on July 21, 2009, a date within five business days of the filing of this Registration Statement.

(4)	Registration fees were previously paid for the registration of 37,000,000 common shares (File Nos. 333-113048, 333-128205, 333-135595 and 333-143550) issuable under the Plan.

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EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the registrant, Ivanhoe Mines Ltd. (the “Registrant”), is filing this registration statement (the “Registration Statement”) to register an additional 5,401,403 common shares, no par value (the “Common Shares”), issuable under its Employees’ and Directors’ Equity Incentive Plan (the “Plan”). On February 24, 2004, the Registrant filed a registration statement on Form S-8 (File No. 333-113048) (the “Original Registration Statement) to register 20,000,000 Common Shares for issuance under the Plan. On September 9, 2005, the Registrant filed a registration statement on Form S-8 (File No. 333-128205) (the “2005 Registration Statement) to register 9,000,000 Common Shares for issuance under the Plan. On July 5, 2006, the Registrant filed a registration statement on Form S-8 (File No. 333-135595) (the “2006 Registration Statement”) to register 3,000,000 Common Shares for issuance under the Plan, and on June 6, 2007, the Registrant filed a registration statement on Form S-8 (File No. 333-143550) (the “2007 Registration Statement”) to register 5,000,000 Common Shares for issuance under the Plan. The contents of the Original Registration Statement, the 2005 Registration Statement, the 2006 Registration Statement and the 2007 Registration Statement are hereby incorporated in this Registration Statement by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the SEC by us are incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2008 filed with the SEC on April 1, 2009; and
2.

All other reports filed by us under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by our Form 40-F referred to in (1) above.

In addition, all reports and documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits
Exhibit	Description
5.1	Opinion of Lackowicz & Shier, counsel to the Registrant, regarding the legality of the securities being registered hereby
10.1	Employees’ and Directors’ Equity Incentive Plan, as amended and restated, effective May 8, 2009
23.1	Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of GRD Minproc Limited
23.3	Consent of Bernard Peters
23.4	Consent of Stephen Torr
23.5	Consent of John Vann
23.6	Consent of Dean David
23.7	Consent of Scott Jackson
23.8	Consent of Jeffrey Price
23.9	Consent of Gene Wusaty
23.10	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on July 24, 2009.

IVANHOE MINES LTD.
By:	/s/ Beverly A. Bartlett
Beverly A. Bartlett Vice President and Corporate Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beverly Bartlett as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated July 24, 2009:

Signature	Title
/s/ John Macken	President, Chief Executive Officer and Director
John A. Macken	(Principal Executive Officer)
/s/ Tony Giardini	Chief Financial Officer (Principal Financial
Tony Giardini	and Accounting Officer)
/s/ Robert Friedland	Executive Chairman of the Board of Directors
Robert M. Friedland

Signature	Title
/s/ Peter Meredith	Deputy Chairman of the Board of Directors
Peter G. Meredith
/s/ Howard Balloch	Director
Howard R. Balloch
/s/ Bret Clayton	Director
Bret K. Clayton
/s/ Markus Faber	Director
Markus Faber
/s/ Ed Flood	Director
R. Edward Flood
/s/ Robert W. Hanson	Director
Robert W. Hanson
/s/ David Huberman	Director
David S. Huberman
/s/ David Korbin	Director
David Korbin
/s/ Livia Mahler	Director
Livia Mahler

Signature	Title
/s/ Kjeld Thygesen	Director
Kjeld R. Thygesen

Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on July 24, 2009.

IVANHOE MINES DELAWARE HOLDINGS, LLC
By:	/s/ John A. Macken
John A. Macken Vice President and Director

Exhibit Index

Exhibit	Description
5.1	Opinion of Lackowicz & Shier, counsel to the Registrant, regarding the legality of the securities being registered hereby
10.1	Employees’ and Directors’ Equity Incentive Plan, as amended and restated, effective May 8, 2009
23.1	Consent of Lackowicz & Shier, counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of GRD Minproc Limited
23.3	Consent of Bernard Peters
23.4	Consent of Stephen Torr
23.5	Consent of John Vann
23.6	Consent of Dean David
23.7	Consent of Scott Jackson
23.8	Consent of Jeffrey Price
23.9	Consent of Gene Wusaty
23.10	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
24.1	Power of Attorney (included on signature page of this Registration Statement)